Exhibit 10.2

AMENDMENT NO. 1

TO

AMENDED CHANGE IN CONTROL AND TERM EMPLOYMENT AGREEMENT

This is Amendment No. 1 (“Amendment”), dated as of January 23, 2006, to that certain Amended Change in Control and Term Employment Agreement (the “Agreement”) dated as of August 31, 2005 by and between AmeriVest Properties Inc., a Maryland corporation (the “Company”) and John B. Greenman (“Executive”, and collectively with the Company, the “Parties”). Terms defined in the Agreement shall have the same meaning when used herein.

RECITALS

WHEREAS, the Parties desire to extend Executive’s Employment Period; and

WHEREAS, pursuant to Section 16(a) of the Agreement, the Parties have agreed to amend the Agreement as specified below.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.               The reference to “January 17, 2006” in Section 4(a) of the Agreement is hereby replaced with “January 25, 2006.”

2.               The reference to “January 18, 2006 and payable on the 1st day of each following month ending on February 1, 2007” in Section 4(e)(i)(A) of the Agreement is hereby replaced with “January 26, 2006 and payable on the regular payroll payment dates for other corporate employees.”

3.               The reference to “an office and executive suite services at the Kellogg Executive Suites in Littleton, Colorado” in Section (4)(e)(i)(B)(b) is replaced with “an office at Sheridan Center in Denver, Colorado.”

3.               Except as provided in this Amendment, the Agreement remains in full force and effect.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year first above written.

AMERIVEST PROPERTIES INC.

By:	/s/ Kathryn L. Hale
Name:	Kathryn L. Hale
Title:	Chief Financial Officer

EXECUTIVE

/s/ John B. Greenman
John B. Greenman